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                                EXHIBIT 10 (a)


                           CITIZENS HOLDING COMPANY
                    1999 DIRECTORS' STOCK COMPENSATION PLAN
                                JANUARY 1, 1999

                                     INDEX
                                                                            PAGE

ARTICLE I - DEFINITIONS...................................................    1

ARTICLE II - PARTICIPATION................................................    2

ARTICLE III - COMMON STOCK................................................    2
        Shares............................................................    2
        Adjustment........................................................    2

ARTICLE IV - OPTIONS......................................................    3
        Definitions.......................................................    3
        Provisions Relating to Options....................................    3
        Initial Grant.....................................................    3
        Early Termination of Options......................................    4
        Rights as Stockholder.............................................    4

ARTICLE V - GENERAL PROVISIONS............................................    4
        Effective Date and Term...........................................    4
        Additional Conditions.............................................    4
        Termination of Plan...............................................    5
        Inurement.........................................................    5
        Amendment.........................................................    5
        Transfer of Rights................................................    5
        Right of Repurchase...............................................    5
        Governing Law.....................................................    5
        Administration....................................................    6
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                           CITIZENS HOLDING COMPANY
                    1999 DIRECTORS' STOCK COMPENSATION PLAN


     The purpose of the CITIZENS HOLDING COMPANY 1999 DIRECTORS' STOCK COMPENSATION PLAN (the "PLAN") is to ensure that each member of the Board of Directors of Citizens Holding Company, a corporation organized and existing under the laws of the State of Mississippi (the "CORPORATION"), who is not a common-law employee of the Corporation or any affiliate thereof (a "NON-EMPLOYEE DIRECTOR") possesses a proprietary interest in the Corporation by transferring, for services rendered as a member of the Board of Directors of the Corporation, shares of $0.20 par value voting common stock issued by the Corporation (the "COMMON STOCK").

                                   ARTICLE I
                                  DEFINITIONS

     The following words and phrases shall have the meanings and applications set forth below:

     1.1 ACT. The Securities Exchange Act of 1934, as amended, including all rules, regulations and orders promulgated thereunder.

     1.2 AFFILIATE. A corporation with respect to which the Corporation owns (within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended) 50% or more of the total combined voting power of all classes of stock.

     1.3  BOARD OF DIRECTORS.  The Board of Directors of Citizens Holding
Company.

     1.4 BOOK VALUE. The book value of the Corporation determined in accordance with generally accepted accounting principles as of the last day of the calendar quarter which immediately precedes or coincides with an Option Grant Date hereunder.

     1.5 FAIR MARKET VALUE. The mean of the closing bid and asked prices of Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System, National Market Issues or other exchange or system of reporting as of a date specified herein; if no Common Stock is traded on such date, then the Fair Market Value shall be determined using the mean of the closing bid and ask prices on the date Common Stock last traded on such national securities exchange or other recognized system of reporting.

     1.6 OPTION GRANT DATE. The first business day immediately following the annual meeting of the shareholders of the Corporation.

     1.7 OPTION PRICE. The Book Value of Common Stock if the Corporation is not a Reporting Company as of an Option Grant Date or Fair Market Value if the Corporation is a Reporting Company as of any such date.
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     1.8  REPORTING COMPANY.  The Corporation meets the requirements of a reporting company within Section 12(g) of the Act and Common Stock is regularly traded on an exchange or similar system of reporting.

     1.9 OTHER DEFINITIONS. The terms "Option," "Cause," and "Effective Date" shall have the respective meanings set forth below.

                                  ARTICLE II
                                 PARTICIPATION

     All Non-Employee Directors of the Corporation shall participate in this Plan; unless otherwise set forth herein, such persons shall include past, present or future members of any committee administering any other stock option, stock appreciation, stock bonus or other form of discretionary stock-related compensation plan maintained by the Corporation or any of its Affiliates.

     In addition, each member of the board of directors of an Affiliate who is not a common-law employee of the Corporation or any Affiliate shall participate in this Plan when such Affiliate is designated by the Committee.

                                  ARTICLE III
                                 COMMON STOCK

     3.1 SHARES. The maximum number of shares of Common Stock which may be issued under the Plan shall be 70,000 shares, determined immediately after that certain stock split authorized by the Board of Directors which is to be effective as of January 1, 1999. Common Stock issued under the Plan may be authorized but unissued shares, previously issued shares reacquired by the Corporation and held as treasury shares, shares acquired on the open market or shares acquired by private transaction. Shares of Common Stock covered by an Option which expires without exercise or is forfeited shall again be available for grant hereunder.

     3.2 ADJUSTMENT. In the event of a merger, consolidation or reorganization of the Corporation with any other corporation, there shall be substituted for Common Stock then subject to the Plan or an Option granted hereunder the number and kind of shares of stock or other securities to which the holders of Common Stock will be entitled pursuant to the terms of the transaction. In the event of a recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan or an Option granted hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock.

                                       2
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                                  ARTICLE IV
                                    OPTIONS

     4.1 DEFINITIONS. The term "OPTION" shall mean the right to purchase shares of Common Stock from the Corporation. All Options granted hereunder shall be nonstatutory or nonqualified options.

     4.2 PROVISIONS RELATING TO OPTIONS. Options shall be granted to each Non-Employee Director hereunder, subject to the following terms and conditions:

     a. DATE OF GRANT. Options hereunder shall be granted annually, as of each Option Grant Date, provided the recipient thereof is a Non-Employee Director as of such date.

     b. OPTION PRICE. The price of any Option granted hereunder shall be the Option Price, determined as of the Option Grant Date.

     c. AMOUNT. The number of shares of Common Stock subject to each Option granted hereunder shall equal 1,000 shares, which amount shall be subject to adjustment as provided in Paragraph 3.2 hereof.

     d. EXERCISE. Options granted hereunder shall first be exercisable six months and one day from the date of grant and shall expire 10 years from the date of grant, unless subject to earlier termination is provided herein.

     e. AGREEMENT. Options granted hereunder shall be evidenced by a written agreement between the Committee and each Non-Employee Director.

     4.3 INITIAL GRANT. As of the Effective Date, each Non-Employee Director shall be granted an Option in accordance with the provisions of this Paragraph 4.3:

     a. OPTION PRICE. The Option Price shall equal the Book Value of Common Stock, determined as of December 31, 1998.

     b.   AMOUNT.   The number of shares of Common Stock subject to such Option shall equal 100 shares for each year or partial year of service as a member of the Board of Directors of the Corporation or The Citizens Bank of Philadelphia, subject to a maximum of 3,000 shares and adjustment as provided in Paragraph 3.2 hereof.

     c. EXERCISE. Except as provided in Paragraph 4.4, Options granted hereunder shall be exercisable six months and one day from the date of grant and shall expire 10 years from date of grant.

                                       3
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     d.   AGREEMENT.  Options granted hereunder shall be evidenced by a written agreement between the Committee and each Non-Employee Director.

     4.4 EARLY TERMINATION OF OPTIONS. If a Non-Employee Director ceases to serve as a member of the Board of Directors for any reason, except Cause, Options granted hereunder shall expire one year from the date of the cessation of service. If a Non-Employee Director ceases to serve as a member of the Board of Directors on account of Cause, Options granted hereunder which are unexercised as of the occurrence of such Cause shall be forfeited.

     For this purpose "CAUSE" means that a Non-Employee Director is found guilty by a court of competent jurisdiction, pleads guilty or pleads nolo contendere to any felony or to a misdemeanor which involves fraud or dishonesty or that a Non-Employee Director willfully engages in conduct which is materially injurious to the Corporation or its Affiliates. The Board of Directors shall determine whether Cause has occurred and notify the affected Non-Employee Director.

     4.5 RIGHTS AS STOCKHOLDER. Prior to the issuance of shares of Common Stock upon the exercise of Options hereunder, a Non-Employee Director shall have no rights as a stockholder with respect to the shares subject to such Option.

                                   ARTICLE V
                              GENERAL PROVISIONS

     5.1 EFFECTIVE DATE AND TERM. The Plan shall become effective as of January 1, 1999 (the "EFFECTIVE DATE"), contingent upon its approval by a majority of the shareholders of the Corporation present or represented at the next succeeding annual meeting of shareholders. Grants made under the Plan prior to such shareholder approval shall be subject to the approval of the Plan by the shareholders.

     Unless earlier terminated under Paragraph 5.3 hereof, the Plan shall remain in effect until the date on which all shares of Common Stock subject to the Plan have been issued hereunder.

     5.2 ADDITIONAL CONDITIONS. Notwithstanding any provision of the Plan to the contrary:

     a. The Corporation may, at the time of the issuance of shares of Common Stock, require a Non-Employee Director to deliver to the Corporation a written representation of present intent to hold or acquire shares of Common Stock solely for the account of the Non-Employee Director for investment purposes and not for distribution; and

     b. If at any time the Corporation determines, in its sole discretion, that (i) the listing, registration or qualification (or any updating of any such document) of shares of Common Stock is necessary on any securities exchange or under any federal or

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          state securities or blue sky law, or (ii) the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, issuance of shares of Common Stock, such shares shall not be issued unless such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Corporation.

     5.3 TERMINATION OF PLAN. The Board of Directors of the Corporation, upon written notice to all Non-Employee Directors, shall have the right, at any time, to terminate this Plan.

     5.4 INUREMENT. This Plan shall be binding upon and shall inure to the benefit of the Corporation and each Non-Employee Director hereto and their respective heirs, executors, administrators, successors and assigns.

     5.5 AMENDMENT. The Board of Directors of the Corporation may amend or discontinue this Plan at any time, without the consent of any person, to cause the Plan to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Otherwise, no amendment or discontinuance by the Board of Directors shall change, impair or adversely affect shares of Common Stock previously transferred to any Non-Employee Director or outstanding grants made to any non-Employee Director without such Non-Employee Director's prior consent.

     5.6 TRANSFER OF RIGHTS. No interest or expectancy in the Plan shall be subject to transfer, pledge or assignment, other than by will or the laws of descent and distribution and in accordance with the terms of the Plan, and the Corporation shall not recognize any such assignment, pledge or transfer. During a Non-Employee Director's lifetime, Common Stock shall be transferred only to a Non-Employee Director (or guardian or legal representative of such Non-Employee Director).

     5.7 RIGHT OF REPURCHASE. If the Corporation is not a Reporting Corporation at the time a Non-Employee Director receives a bona fide offer to purchase all or a portion of the Common Stock acquired hereunder from a third-party, such shares shall first be offered to the Corporation at the purchase price proposed by such third-party. Notice of such offer shall be furnished to the Corporation, in writing, including the terms and conditions of such offer. The Board of Directors shall notify the affected Non-Employee Director of the Corporation's intent to purchase such shares not later than 30 days following receipt of written notice. If the Corporation elects not to purchase such shares, the provisions of this Paragraph 5.7 shall not restrict such sale, and the Corporation shall take such actions as may be reasonably required to effect the transfer of Common Stock hereunder.

     5.8 GOVERNING LAW. This Plan is governed by the laws of the State of Mississippi, in all respects, including matters of construction, validity and performance.

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     5.9  ADMINISTRATION.  To the extent required, this Plan shall be administered by the Board of Directors. Any determination by the Board of Directors shall be conclusive and binding on all persons. Notwithstanding the foregoing, the Board of Directors may delegate such administrative authority to a committee of at least two "non-employee directors" (as defined in the Act). In no event, however, shall any director act with respect to any matter involving an individual, specific grant to such director.

     EXECUTED this ______ day of December, 1998, in multiple counterparts, each of which shall be deemed an original.

                              CITIZENS HOLDING COMPANY


                              By: /s/ STEVE WEBB
                                 ----------------------------------------
                              Title:    Chairman, President & CEO
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